Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement on Form S-1 of Sadot Inc. and its subsidiaries to be filed on or about October 12, 2023, of our report dated March 21, 2023, with respect to our audit of the financial statements of Sadot Inc., as of December 31, 2022 and 2021 and for each of the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

New York
October 12, 2023